Exhibit 99.1

A subsidiary of California Water Service Group

401 Horner Street, Rio Communities, NM 87002

March 22, 2022

Contact: Yvonne Kingman, 310-257-1434 (media)

Tom Smegal, 408-367-8200 (analysts)

For Immediate Release

NEW MEXICO WATER SERVICE TO ACQUIRE MONTEREY WATER
COMPANY

RIO COMMUNITIES, N.M.—New Mexico Water Service (New Mexico Water), a subsidiary of California Water Service Group (NYSE: CWT), has signed an agreement to acquire the assets of Monterey Water Company (Monterey Water), a water utility located in Valencia County, N.M. The acquisition is subject to satisfaction of customary closing conditions and approval by the New Mexico Public Regulation Commission (Commission).

As part of the purchase, New Mexico Water will own and operate the water system, which currently serves 380 residential customers. The Monterey Water service area is less than a half-mile from New Mexico Water’s Rio Del Oro water system and will become part of the Rio Del Oro service area. The acquisition also includes about 100 undeveloped lots that may be served in the future.

“We appreciate Monterey Water’s confidence in our team and look forward to working together and receiving Commission review to complete the acquisition,” said Martin A. Kropelnicki, President and CEO of New Mexico Water. “We also look forward to welcoming Monterey Water customers to our family and providing them the same quality, service, and value that we provide to all of our customers in the Land of Enchantment.”

In addition to the new Monterey Water customers, New Mexico Water currently serves about 16,000 people through 8,500 water and wastewater service connections in its Rio Communities, Rio Del Oro, Meadow Lake, Indian Hills, Squaw Valley, Elephant Butte, Sandia Knolls, Juan Tomas, and Cypress Gardens systems. The utility’s services include meter reading, water quality testing, water and wastewater treatment, water system design and construction, and customer service.

New Mexico Water Service is a wholly owned subsidiary of California Water Service Group, which also includes California Water Service, Hawaii Water Service, Washington Water Service, and Texas Water Service, a utility holding company. Together, these companies provide regulated and non-regulated utility service to more than 2 million people in California, Hawaii, New Mexico, Texas, and Washington. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to close the acquisition of Monterey Water Company, integrate the business, and operate the Monterey Water system in an effective and accretive manner; natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the outbreak of coronavirus (or COVID-19); governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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